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                                                                    EXHIBIT 11.1


                       BAYARD DRILLING TECHNOLOGIES, INC.

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                  Nine Months Ended September 30, 1997 and 1996

                                                                    For the Three Months Ended
                                                                    --------------------------
                                                            March 31,         June 30,       September 30,
                                                          ------------      ------------     -------------
1997
----
Weighted average common and common equivalent shares:
  Common stock outstanding from beginning of period          5,850,000         5,850,000       10,432,000
  Common stock issued                                               --         4,582,000          166,667
  Common stock equivalents                                     718,043           718,043          718,043
                                                          ------------      ------------     ------------
                                                             6,568,043        11,150,043       11,316,710
                                                          ============      ============     ============
Net income (loss)                                         $    (83,526)     $     64,225     $    682,713
                                                          ============      ============     ============
Net income (loss) per common and common
  equivalent shares                                       $      (0.01)     $       0.01     $       0.06
                                                          ============      ============     ============

Weighted average shares                                                                        11,316,710
                                                                                             ============
Net income                                                                                   $    663,412
                                                                                             ============
Net income per common and common
  equivalent shares                                                                          $       0.06
                                                                                             ============

1996
----
Weighted average common and common equivalent shares:
  Common stock outstanding from beginning of period          5,850,000         5,850,000        5,850,000
  Common stock issued                                               --                --               --
  Common stock equivalents                                     718,043           718,043          718,043
                                                          ------------      ------------     ------------
                                                             6,568,043         6,568,043        6,568,043
                                                          ============      ============     ============
Net income (loss)                                         $     79,000      $    252,000     $     29,000
                                                          ============      ============     ============
Net income (loss) per common and common
  equivalent shares                                       $       0.01      $       0.04     $       0.00
                                                          ============      ============     ============

Weighted average shares                                                                         6,568,043
                                                                                             ============

Net income                                                                                   $    360,000
                                                                                             ============
Net income per common and common
   equivalent shares                                                                         $       0.05
                                                                                             ============

                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     Year Ended December 31, 1996 and 1995
                  and Six Months Ended June 30, 1997 and 1996

                                                            YEAR ENDED       SIX MONTHS ENDED
                                                           DECEMBER 31,          JUNE 30,
                                                         -----------------   -----------------
                                                          1995      1996      1996      1997
  Weighted average shares outstanding, primary and
     fully diluted.....................................   13,947    13,947    13,947    13,947
  Net effect of dilutive stock options based on the
     treasury method using average market price
     assuming all stock options issued within one year
     prior to filing of registration statement deemed
     outstanding pursuant to Securities and Exchange
     Commission Staff Accounting Bulletin
     Topic 4D..........................................      450       450       450       450
                                                         -------   -------   -------   -------
  Total................................................   14,397    14,397    14,397    14,397
                                                         =======   =======   =======   =======
Net earnings (loss)....................................  $  (222)  $   413   $   331   $   (20)
                                                         =======   =======   =======   =======
Pro forma net earnings (loss)..........................     (222)      267       205       (20)
Pro forma per share amount.............................  $  (.02)  $   .02   $   .01   $  (.00)
                                                         =======   =======   =======   =======